SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  August 2, 2002

                               Netro Corporation
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               (Exact name of Registrant as Specified in Charter)

         Delaware                     000-26963                 77-0395029
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(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)

3860 NORTH FIRST STREET, SAN JOSE, CALIFORNIA                         95134
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(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code (408) 216-1500

                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

On August 2, 2002 the Board of Directors (the "Board") of Netro Corporation ("Netro") received a "letter of intent" from Wyndcrest Holdings, LLC of Palm Beach, Florida ("Wyndcrest"). This letter of intent purports to revise Wyndcrest's prior offer of $4.01 per share for all of the outstanding shares of Netro to a "fully financed" offer of $247 million (approximately $4.04 per share, based upon 61,194,406 shares outstanding as of July 12, 2002) for all of the outstanding shares of Netro. The offer is conditioned upon due diligence. As previously disclosed, Wyndcrest's prior offers of July 10, 2002, July 14, 2002 and July 25, 2002 were rejected by the Board.

The Board has not yet considered the revised offer.

Copies of the July 10, 2002 letter, the July 14, 2002 letter (dated July 14,
2001), the July 26, 2002 letter (dated July 26, 2001) and the August 2, 2002 letter are filed as exhibits to this report.

Item 7.  Financial Statements and Exhibits

     (c)    Exhibits

     99.1   Letter dated July 10, 2002.
     99.2   Letter dated July 14, 2001 (received July 14, 2002).
     99.3   Letter dated July 25, 2001 (received July 25, 2002).
     99.4   Letter dated August 2, 2002.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2002                       By:  /s/ Sanjay Khare
                                                 ------------------------------
                                                 Sanjay Khare
                                                 Vice President and Chief
                                                 Financial Officer


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                                 Exhibit Index

         99.1     Letter dated July 10, 2002.
         99.2     Letter dated July 14, 2001 (received July 14, 2002).
         99.3     Letter dated July 25, 2001 (received July 25, 2002).
         99.4     Letter dated August 2, 2002.